Exhibit 10.19

Amendment to Salary Continuation Agreement

     This Amendment to Salary Continuation Agreement (the “Amendment”) is made as of the 26th day of July, 2004, by and between Trompeter Electronics, Inc., a Delaware corporation (“Trompeter”), and the employee whose name appears on the signature page of this Agreement (“Employee”). This Amendment amends the Salary Continuation Agreement (the “Agreement”) dated as of October 18, 2000 by and between Trompeter and Employee.

     WHEREAS, Employee is currently a valued key employee of Trompeter and/or its affiliates, and Trompeter recognizes Employee’s contribution to the growth and success of Trompeter; and

     WHEREAS, Trompeter considers it essential to the best interests of Trompeter and its affiliates to foster the continued employment of key personnel, such as Employee, by providing for certain payments such as that set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Amendment. The reference to “12 months” contained in Section 1(a) of the Agreement is hereby amended to read “24 months.” All other provisions of the Agreement shall remain unchanged and in full force and effect.

     2. Severability. Whenever possible, each provision of this Amendment and the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment or the Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Amendment and the Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Amendment.

     3. Complete Agreement. This Amendment and the Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of the Agreement in any way.

     4. Counterparts. This Amendment may be executed on separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     5. Successors and Assigns. This Amendment is intended to bind and inure to the benefit and be enforceable by the parties to this Amendment and their respective successors and permitted assigns.

     6. Choice of Law. All questions concerning the construction, validity and interpretation of this Amendment shall be governed by the internal law, and not the law of conflicts, of California.

     7. Amendments and Waivers. Any provision of this Amendment may be amended or waived only with the prior written consents of each of the parties.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

EMPLOYEE: JOE NORWOOD /s/ Joe Norwood Signature Joe Norwood	TROMPETER ELECTRONICS, INC. By: /s/ Donald D. Meyers Donald D. Meyers, Secretary